UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

           Date of Report (Date of earliest reported): August 31, 2005

                                 OPTIGENEX, INC.
               (Exact name of registrant as specified in charter)

           Delaware                     000-51248                20-1678933
(State or other jurisdiction           (Commission             (IRS Employer
       of incorporation)               File Number)          Identification No.)

    750 Lexington Avenue 6th Floor, New York                       10022
    (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (212) 905-0189

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

      On August 31, 2005, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the "Purchasers") for the sale of (i) an aggregate of $4,000,000 in secured convertible notes (the "Notes") and (ii) warrants (the "Warrants") to purchase 625,000 shares of our common stock, par value $.001 (the "Common Stock"). We received the first tranche of $1,300,000 and issued warrants to purchase an aggregate of 203,124 shares of Common Stock on August 31, 2005. Additional funds in the amounts of $1,350,000 will be advanced when we file a registration statement with respect to the shares issuable upon conversion of the Notes and exercise of the Warrants (the "Registration Statement"). The balance of $1,350,000 will be advanced upon effectiveness of the Registration Statement. We will also issue warrants to purchase 210,938 shares of Common Stock as part of each of the second and third tranche.

      The secured convertible notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock at any time, at the Purchasers' option, at the lower of:

      o     $3.20; or
      o 40% of the average of the three lowest intraday trading prices for the Common Stock on the Over-The-Counter Bulletin Board for the 20 trading days ending the day before the conversion date.

      The full principal amount of the Notes, plus a default interest rate of 15%, is due upon a default under the terms of the Notes. We have a right to prepay the Notes under certain circumstances at a premium ranging from 25% to 50% depending on the timing of such prepayment.

      In addition, we granted the Purchasers a security interest in substantially all of our assets. We are further required to file the Registration Statement with the Securities and Exchange Commission within 45 days of closing. If the Registration Statement is not declared effective within 120 days from the date of closing, we are required to pay to the Purchasers liquidated damages in Common Stock or cash, at the election of the Company, in an amount equal to two percent of the outstanding principal amount of the Notes per month plus accrued and unpaid interest.

      The Warrants are exercisable until five years from the date of issuance at a purchase price of $4.50 per share. The Purchasers may exercise the Warrants on a cashless basis if the shares of Common Stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the Warrants on a cashless basis, we will not receive any proceeds. In addition, the Warrants are subject to standard anti-dilution provisions.

      The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of Common Stock.

Item 3.02 Unregistered Sales of Equity Securities.

      See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

      (a) Financial statements of business acquired.

            None

      (b) Pro forma financial information.

            None

      (c) Exhibits.

Exhibit
Number                                   Description
--------------------------------------------------------------------------------
4.1               Form of Callable Secured Convertible Note
4.2               Form of Stock Purchase Warrant
10.1 Securities Purchase Agreement, dated August 31, 2005, by and among Optigenex, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.
10.2 Registration Rights Agreement, dated August 31, 2005, by and among Optigenex, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.
10.3 Security Agreement, dated as of August 31, 2005, by and among Optigenex, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.
10.4 Intellectual Property Security Agreement, dated August 31, 2005, by and among Optigenex, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.
99.1              Press Release.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Optigenex, Inc.


Date: September 7, 2005                 By: /s/ Joe McSherry
                                            ----------------
                                        Chief Financial Officer